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                                                               EXHIBIT 12.1

                               RJR NABISCO, INC.

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in Millions)

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                                                                                                    NINE MONTHS
                                                                                                       ENDED
                                                                                                SEPTEMBER 30, 1997
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Earnings before fixed charges:
 Income before income taxes...................................................................       $   1,139
 Less minority interest in pre-tax income of Nabisco Holdings.................................              85
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 Adjusted income before income taxes..........................................................           1,054
 Interest and debt expense....................................................................             616
 Interest portion of rental expense...........................................................              42
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Earnings before fixed charges.................................................................       $   1,712
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Fixed charges:
 Interest and debt expense....................................................................       $     616
 Interest portion of rental expense...........................................................              42
 Capitalized interest.........................................................................               4
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  Total fixed charges.........................................................................       $     662
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Ratio of earnings to fixed charges............................................................             2.6
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